Exhibit 10.19

FIRST AMENDMENT

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

TGGT HOLDINGS, LLC

This First Amendment to the Amended and Restated Limited Liability Company Agreement (the “Amendment”) of TGGT Holdings, LLC, a limited liability company organized and existing under the Laws of Delaware (the “Company”), is dated and effective this 31st day of January, 2011 (the “Amendment Effective Date”). This Amendment is made and entered into by and between the Company and each of the Members of the Company as of the Amendment Effective Date.

WITNESSETH:

RECITALS

A.

On July 29, 2009, the Company was formed as a limited liability company organized and existing under the Laws of Delaware pursuant to the Certificate of Formation filed with the Delaware Secretary of State in accordance with the provisions of the Delaware Act.

B.	EXCO Operating Company (“EOC”), as the sole member of the Company, adopted a limited liability company agreement of the Company effective as of such date (the “Original Agreement”).

C.

On June 29, 2009, EOC, EXCO Production Company, LP and BG US Production Company, LLC (“BG”) entered into a certain Purchase and Sale Agreement, which contemplated, among other things, that EOC, Vaughan Holdings Company, LLC, and BG would enter into a certain Contribution Agreement dated August 14, 2009 (the “Contribution Agreement”) under which BG would received a 50% Member Interest (as defined in the Agreement, which is hereinafter defined) in the Company from EOC.

D.

On August 14, 2009, in accordance with the provisions of the Contribution Agreement, EOC and BG, as the Members of the Company, and the Company, entered into that certain Amended and Restated Limited Liability Company Agreement (the “Agreement”), which replaced the Original Agreement in its entirety as the operating agreement of the Company.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein and in the Agreement and other good and valuable consideration, the full receipt and sufficiency of which are hereby expressly acknowledged by the parties hereto, it is hereby agreed as follows:

PART ONE

AMENDMENTS TO THE AGREEMENT

Commencing as of the Amendment Effective Date and for all periods thereafter:

1.	Section 3.2(b) of the Agreement shall be amended by deleting the language within it in its entirety and replacing such language with the following:

“Notwithstanding anything to the contrary in this Section 3.2 or Section 3.3, unless otherwise decided by the Management Board, including a decision to use Member Loans or funds obtained under a Financing Agreement, the Company shall pay expenditures authorized by this Agreement incurred by any Company Group Member out of gross receipts received by the Company Group Members.”

2.	Sections 3.3(a) and 3.3(b) of the Agreement shall be amended by deleting the language within it in its entirety and replacing such language with the following:

“(a) To the extent that, at any time, the Company Group Members’ aggregate gross receipts, Available Cash and unused funds obtained under a Financing Agreement are not anticipated to be sufficient to satisfy their estimated expenditures to be incurred in the succeeding Calendar Quarter pursuant to an approved Annual Work Program and Budget, the President and General Manager shall issue Call Notices to the Members for additional contributions in an amount equal to the difference between (i) such estimated expenditures and (ii) aggregate anticipated gross receipts, Available Cash and unused funds obtained under a Financing Agreement not more than thirty (30) days but not less than fifteen (15) days prior to the commencement of such Calendar Quarter.”

“(b) Further, the President and General Manager may issue Call Notices to the Members at any other time for other additional contributions to the extent that the Company Group Members’ aggregate anticipated gross receipts, Available Cash and unused funds obtained under a Financing Agreement and other additional contributions made pursuant to Section 3.3(a) are not anticipated to be sufficient to satisfy the Company Group Members’ estimated expenditures to be incurred during the current Calendar Quarter in accordance with this Agreement, provided that Call Notices may not be issued pursuant to this Section 3.3(b) for any estimated expenditures more than thirty (30) days in advance of such estimated expenditures.”

3.	Article 3 of the Agreement shall be amended by adding the following as new Section 3.10:

“Section 3.10 Financing Agreements. In the event that a Company Group Member enters into a Financing Agreement, (i) the Company shall comply with, and shall cause the other Company Group Members to comply with, the affirmative covenants of such agreement, and (ii) the Company shall abide by, and shall cause the other Company Group Members to abide by, the negative covenants of such agreement. Such requirements will apply regardless of whether any such action or inaction is otherwise authorized in this Agreement.”

4.

Section 4.5 of the Agreement shall be amended by adding the following sentence directly after the title “Distributions.” and prior to the beginning of Section 4.5(a), so that such sentence modifies each subsection of Section 4.5:

“Except as otherwise provided in any Financing Agreement:”

5.	Section 5.1(b)(iii) of the Agreement shall be amended by deleting the language within it in its entirety and replacing such language with the following:

“the voluntary grant of any lien or encumbrance on any Asset other than under an approved Company Group O&M Contract, an approved Financing Agreement or any Company Group Commercial Contract;”

6.	Section 5.1(b)(xxiv) of the Agreement shall be amended by deleting the language within it in its entirety and replacing such language with the following:

“(I) execution of any Financing Agreement to be entered into by any Company Group Member, and any material amendment of or voluntary termination of any such Financing Agreement, (II) any voluntary termination or reduction of the amount of credit under a Financing Agreement (including any voluntary termination or reduction of the Aggregate Commitment under the Credit Agreement), or (III) any other incurrence, assumption or guaranty of any indebtedness for borrowed money by any Company Group Member, provided that any amendment, waiver, prepayment, voluntary termination, or other action made with respect to the Credit Agreement in accordance with Section 10.1(f) shall be determined under such Section;”

7.	Section 5.1(c)(iii) of the Agreement shall be amended by deleting the language within it in its entirety and replacing such language with the following:

“execution of any Other Material Company Group Contract to be entered into by any Company Group Member, and any material amendment of or voluntary termination of any such Other Material Company Group Contract, provided that any matter described under 5.1(b)(xxiv) shall be determined under such Section;”

8.	Section 5.1(c)(vi) of the Agreement shall be amended by deleting the language within it in its entirety and replacing such language with the following:

“RESERVED;”

9.	Section 5.1(c) of the Agreement shall be amended by adding the following as new Section 5.1(c)(xxii):

“with respect to an approved Financing Agreement: (I) any action to initiate a loan or borrowing and any election as to the terms of such loan or borrowing, including, in the case of the Credit Agreement, any request to initiate a Borrowing, any election as to whether the Borrowing is an ABR Borrowing or a Eurodollar Borrowing (and, in the latter case, the initial Interest Period of such Eurodollar Borrowing) and any other terms of the Borrowing, (II) any action to initiate the issuance, amendment, renewal or extension of a letter of credit and the terms of such letter of credit, including, in the case of the Credit Agreement, a request to initiate the issuance, amendment, renewal or extension of a Letter of Credit, the beneficiary of the Letter of Credit, the date of the Letter of Credit, the amount of the Letter of Credit, the term of the Letter of Credit and any other terms of the Letter of Credit; (III) any action to convert a loan or borrowing to a different type of loan or borrowing, including, in the case of the Credit Agreement, any conversion of a Borrowing to a different Type and any change to the Interest Period of a Eurodollar Borrowing, (IV) any optional prepayment of a loan or borrowing, including, under the Credit Agreement, the optional prepayment of a Borrowing, (V) any other optional action or approval under the Financing Agreement that is not within the scope of Section 5.1(b), in each case (I) through (V), that is not otherwise already approved under an applicable Annual Work Program and Budget, and provided that any amendment, waiver, prepayment, voluntary termination, or other action made with respect to the Credit Agreement in accordance with Section 10.1(f) shall be determined under such Section.”

10.	Section 5.1(c) of the Agreement shall be amended by (a) removing the word “and” from the end of Section 5.1(c)(xx), and (b) replacing the period at the end of Section 5.1(c)(xxi) with “; and”.

11.	Section 5.9(b)(vi)(A) of the Agreement shall be amended by deleting the language within it in its entirety and replacing such language with the following:

“supervising and coordinating all accounting and finance activities of the Company Group Members, including (I) requesting periodic borrowings under a Financing Agreement (including Borrowings under the Credit Agreement) in accordance with an approved Annual Work Program and Budget, and (II) carrying out other actions under a Financing Agreement that are approved by the Management Board or otherwise authorized by this Agreement.”

12.	Section 5.12(a) of the Agreement shall be amended by (a) renumbering Section 5.12(a)(ix) as Section 5.12(a)(x), and (b) by renumbering Section 5.12(a)(x) as Section 5.12(a)(xi).

13.	Section 5.12(a) of the Agreement shall be amended by adding the following as new Section 5.12(a)(ix):

“copies of all reports and any material correspondence provided or received under a Financing Agreement, including, with respect to the Credit Agreement, any reports and material correspondence provided to, or received from, the Administrative Agent and/or any Lender;”

14.	Section 6.2(a) of the Agreement shall be amended by deleting the word “and” from the end of Section 6.2(a)(iii), and (b) by renumbering Section 6.2(a)(iv) as Section 6.2(a)(v).

15.	Section 6.2(a) of the Agreement shall be amended by adding the following as new Section 6.2(a)(iv):

“estimates of (I) all loans or borrowings that will be obtained in accordance with any Financing Agreement, including, in the case of the Credit Agreement, any Borrowings, (II) all letters of credit that will be obtained in accordance with any Financing Agreement, including, in the case of the Credit Agreement, any Letters of Credit, (III) all payments of principal and interest that will be made in accordance with any Financing Agreement, in each case (I) through (III), during the applicable Calendar Year; and”

16.

Section 6.2(d)(iv) of the Agreement shall be amended by deleting the language in each of the parentheticals contained therein and replacing each such set of deleted language entirely with the following:

“including the Services Agreements and any Financing Agreement”

17.	Article 10.1 of the Agreement shall be amended by adding the following as new Section 10.1(f):

“In the event that the Credit Agreement is in effect, except as provided in this Section, no Member may Transfer all or a portion of its Member Interest or undergo a Change of Control if such Transfer or Change of Control would cause an Event of Default under the Credit Agreement.”

“In the event that either Original Member (the “Divesting Original Member”) Transfers all or a portion of its Member Interest or undergoes a Change in Control with the result that the Ultimate Parent Company of such Divesting Original Member would cease to own, directly or indirectly, at least a twenty-five percent (25%) Member Interest (a “Trigger Sale”), then, from that date onward, if the Original Member that is not the Divesting Original Member (the “Other Original Member”) desires to Transfer all or a portion of its Member Interest or undergo a Change in Control which would not then be permitted under the terms of the Credit Agreement (the “Second Sale”), it may provide written notice to the Company and to all other Members requiring that the Company, prior or simultaneously with the closing of the Second Sale, either (i) obtain a written waiver from all necessary parties under the Credit Agreement of the provisions therein that would prevent or trigger an Event of Default as a consequence of the Second Sale or (ii) (I) repay in full all outstanding Borrowings or other loans under the Credit Agreement, (II) terminate or replace any outstanding Letters of Credit or other instruments issued under the Credit Agreement, (III) terminate the Credit Agreement in accordance with its terms, and (IV) pay any fees associated with the termination of the Credit Agreement in order to permit the Second Sale without creating an Event of Default under the Credit Agreement. If the Company elects alternative (ii) in the immediately preceding sentence and does not have sufficient Available Cash or other funds to comply with the requirements of Section 10.1(f)(ii), it shall issue a Call Notice to all Members (including the Other Original Member) for any funds necessary to make up any applicable shortfall in funds.”

“For the avoidance of doubt, a change in Control of the Ultimate Parent Company of an Original Member shall not be a “Change of Control” for the purposes of this Section 10.1(f).”

18.	Appendix I to the Agreement shall be amended by deleting the definition of “Available Cash” in its entirety and replacing it with the following:

““Available Cash” means, as of any time, all cash and cash equivalents of the Company on hand as of such time less (a) the amount of cash reserves equal to the forthcoming three (3) full Calendar Months of expenditures as authorized in that portion of the then-current approved Annual Work Program and Budget, and (b) the proceeds from any draw under a Financing Agreement unless and until such proceeds are declared surplus by the Management Board; provided that, if as of any time, there is not an approved Annual Work Program and Budget, “Available Cash” means all cash and cash equivalents of the Company on hand as of such time less (y) the amount of cash reserves equal to the expenditures authorized in the most recently approved Annual Work Program and Budget for the last three (3) full Calendar Months of such Annual Work Program and Budget, and (z) the proceeds from any draw under a Financing Agreement unless and until such proceeds are declared surplus by the Management Board.”

19.	Appendix I to the Agreement shall be amended by deleting the definition of “Affiliate Contract” in its entirety and replacing it with the following:

““Affiliate Contract” means any contract between a Company Group Member and any Member or Affiliate of a Member, but excluding the Credit Agreement and any mortgages, security arrangements, promissory notes or other agreements entered into in accordance with the provisions of the Credit Agreement.”

20.	Appendix I to the Agreement shall be amended by adding the following new definitions in their correct alphabetic location:

“ABR Borrowing” has the meaning attributed to such term in the Credit Agreement.

“Administrative Agent” has the meaning attributed to such term in the Credit Agreement.

“Aggregate Commitment” has the meaning attributed to such term in the Credit Agreement.

“Borrowing” has the meaning attributed to such term in the Credit Agreement.

“Credit Agreement” means that certain Credit Agreement between the Company, TGG Pipeline, Ltd., and Talco Midstream Assets, Ltd. as borrowers, TGGT GP Holdings, LLC and certain subsidiaries of borrowers as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, as sole bookrunner and co-lead arranger, BNP Paribas, Citibank, N.A., The Royal Bank of Scotland PLC and Wells Fargo Securities, LLC, as co-lead arrangers, and certain lenders, dated the 31st day of January, 2011.

“Divesting Original Member” has the meaning set forth in Section 10.1(f).

“Eurodollar Borrowing” has the meaning attributed to such term in the Credit Agreement.

“Event of Default” has the meaning attributed to such term in the Credit Agreement.

“Financing Agreement” means an agreement for external financing to which a Company Group Member is a party (including the Credit Agreement).

“Interest Period” has the meaning attributed to such term in the Credit Agreement.

“Lender” has the meaning attributed to such term in the Credit Agreement.

“Letter of Credit” has the meaning attributed to such term in the Credit Agreement.

“Original Member” means (i) BG Group plc or one of its Affiliates, or (ii) EXCO Resources, Inc. or one of its Affiliates.

“Other Original Member” has the meaning set forth in Section 10.1(f).

“Second Sale” has the meaning set forth in Section 10.1(f).

“Trigger Sale” has the meaning set forth in Section 10.1(f).

“Type” has the meaning attributed to such term in the Credit Agreement.

“Ultimate Parent Company” means (i) BG Group plc, with respect to BG or any of its Affiliate, or (ii) EXCO Resources, Inc., with respect to EOC or any of its Affiliates.

PART TWO

MISCELLANEOUS

Except as amended herein, all other terms and conditions of the Agreement shall remain the same and in full force and effect. The terms of Sections 15.1, 15.2, 16.1, 16.2, 16.3, 16.4, 16.5, 16.8, 16.9, 16.10, 16.11, 16.13, 16.16, 16.6 and 16.7 of the Agreement are incorporated herein by reference as if set out in full herein.

Any and all references to the Agreement shall hereafter refer to the Agreement as amended by this Amendment, as the same may be amended, supplemented or modified from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the Amendment Effective Date.

THE COMPANY:

TGGT Holdings, LLC

By:	/s/ Michael J. Short

Name:	Michael J. Short

Title:	VP General Counsel

THE MEMBERS:

BG US GATHERING COMPANY, LLC

By:	/s/ Elizabeth Spomer

Name:	Elizabeth Spomer

Title:	Director

EXCO OPERATING COMPANY, LP

By:	/s/ William L. Boeing

Name:	William L. Boeing

Title:	Vice President and General Counsel